UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2017

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by the Company, on December 16, 2016, PDL Biopharma, Inc. (the “Company”) entered into that certain Second Amended and Restated Credit Agreement, dated as of December 16, 2016 (the “Second Amended and Restated Credit Agreement”) between LENSAR, Inc. (“LENSAR”) and the Company pursuant to which LENSAR assumed an aggregate amount of approximately $48.9 million in Obligations under (and as defined therein) that certain Amended and Restated Credit Agreement, dated as of December 15, 2015, by and between LENSAR and the Company.

As also disclosed in the December 16, 2016 Current Report on Form 8-K, after entering into the Second Amended and Restated Credit Agreement, LENSAR filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under chapter 11 of Title 11 of the United States Code. LENSAR’s chapter 11 case is being administered under the caption “In re LENSAR, Inc.,” Case No. 16-12808. As described in Item 8.01, on April 26, 2017, LENSAR’s Second Amended Plan of Reorganization for LENSAR, Inc. Under Chapter 11 of the Bankruptcy Code (the “Plan”) was confirmed by order of the Bankruptcy Court.

Pursuant to the Plan, and as described in Item 8.01, on May 11, 2017, the effective date of the Plan, (i) the Second Amended and Restated Credit Agreement and (ii) the Credit Agreement dated as of October 1, 2013 (as amended by the Reaffirmation Agreement dated as of December 14, 2015, as further amended by Amendment No. 1 to Reaffirmation Agreement and to Term Note, dated as of December 16, 2016), between LENSAR, Inc. and the Company (the “Reaffirmed 2013 Credit Agreement), were cancelled in exchange for the issuance by LENSAR as the reorganized debtor, of all of its outstanding equity interests to the Company.

Item 7.01. Regulation FD Disclosure.

On May 11, 2017, the Company issued a press release regarding LENSAR. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 8.01 Other Events.
Confirmation of Plan of Reorganization

On April 26, 2017, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Plan of Reorganization for Lensar, Inc. Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”) confirming the Plan.

The Plan became effective on May 11, 2017.

The following is a summary of certain provisions of the Plan, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order, and is not intended to be a complete description of the Plan.

Material Features of the Plan

The Plan provides that:

•
The Company, as LENSAR’s principal secured creditor, was issued 100% of the new equity of LENSAR, as the reorganized debtor, consisting of common stock and mandatorily redeemable preferred stock, in exchange for the cancellation of the Second Amended and Restated Credit Agreement and the Reaffirmed 2013 Credit Agreement. As a result, LENSAR became a wholly owned subsidiary of the Company.

•
The Company entered into a new credit facility in the amount of $8.6 million (the “Exit Facility”) between the Company, as lender, administrative agent and collateral agent, and LENSAR, as borrower, of which approximately $2.5 million will be used to repay the Company’s advances to LENSAR to during the bankruptcy process.

•	General unsecured claims will be paid in full.

•
Equity interests in LENSAR outstanding immediately prior to the effective date of the Plan have been cancelled and holders of those interests have not retained or received any property on account of their interests.

Pursuant to the Confirmation Order and Section 303 of the Delaware General Corporation Law, on the effective date of the Plan John P. McLaughlin, Peter S. Garcia, Danny J Hart, Jr. and Nicholas T. Curtis have been elected as the directors of LENSAR.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

Cautionary Statements

This filing, the press release and the Company’s statements herein and in the attached press release contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding forecasted revenues or expectation of payments or revenues in respect of acquired assets, realizing the benefits of our investment in LENSAR or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this filing and in the attached press release should be evaluated together with the many uncertainties that affect the business of the Company and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company's annual report filed with the SEC on March 1, 2017, as well as subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: May 11, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release